                                                                 Exhibit (23)(a)

CONSENT OF KPMG PEAT MARWICK LLP
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Board of Directors
First Union Corporation

     We consent to the incorporation by reference in the Registration Statements of (i) First Union Corporation on:



                                             Registration                                  Registration
                                                Statement                                     Statement
                                 Form              Number                  Form                 Number
                              ----------   -----------------            -----------      -----------------
                                  S-3            33-50103                  S-8                333-10211
                                  S-8            33-51964                  S-8                333-11613
                                  S-8            33-54148                  S-8                333-14469
                                  S-8            33-54274                  S-3                333-15743
                                  S-8            33-54739                  S-3                333-17599
                                  S-3            33-56927                  S-4             333-19039-01
                                  S-8            33-60835                  S-4                333-20611
                                  S-8            33-60913                  S-3                333-34151
                                  S-8            33-62307                  S-3                333-35363
                                  S-8            33-62399                  S-8                333-36839
                                  S-8            33-63387                  S-8                333-37709
                                  S-8            33-65501                  S-8                333-44015
                                  S-8           333-2551                   S-8                333-50589
                                  S-8           333-2561                   S-3                333-50999
                                  S-8           333-10179



(ii) First Union Capital I on Form S-3 (No. 333-15743-01); (iii) First Union Capital II on Form S-3 (No. 333-15743-02);(iv) First Union Capital III on Form S-3 (No. 333-15743-03); (v) First Union Institutional Capital I on Form S-4 (No. 333-19039); and (vi) First Union Institutional Capital II on Form S-4 (No. 333-20611-01) of First Union Corporation of our reports dated January 21, 1998, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 Annual Report to Stockholders which is incorporated by reference in First Union Corporation's 1997 Form 10-K, and dated May 15, 1998, relating to the supplemental consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1997 and 1996, and the related supplemental consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the 1997 Supplemental Annual Report to Stockholders which is included in First Union Corporation's Form 8-K dated May 26, 1998.











KPMG PEAT MARWICK LLP

Charlotte, North Carolina
May 26, 1998